                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                    Dated:  September 12, 2002


                                        WAM Acquisition GP, Inc.
                                          for itself and as general partner of
                                          LIBERTY WANGER ASSET MANAGEMENT, L.P.


                                        By: /s/ Bruce H. Lauer
                                           -------------------------------------
                                           Bruce H. Lauer
                                           Senior Vice President and Secretary


                                        LIBERTY ACORN TRUST


                                        By: /s/ Bruce H. Lauer
                                           -------------------------------------
                                           Bruce H. Lauer
                                           Vice President, Treasurer and
                                           Secretary


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